Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of WisdomTree Investments, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2013 as filed with the Securities and Exchange Commission (the “SEC”) on the date hereof (the “Report”), we, Jonathan L. Steinberg, Chief Executive Officer of the Company, and Amit Muni, Executive Vice President—Finance and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to our knowledge, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is being furnished and not filed, and shall not be incorporated into any documents for any purpose, under the Exchange Act of 1934, as amended. A signed original of this written statement require by Section 906 has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

By:	/s/ Jonathan Steinberg
Jonathan Steinberg
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Amit Muni
Amit Muni
Executive Vice President—Finance and Chief Financial Officer (Principal Financial Officer)

May 10, 2013

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